Exhibit 99.1

News Release	Williams (NYSE: WMB) One Williams Center Tulsa, OK 74172 800-Williams www.williams.com

DATE: Wednesday, February 14, 2024

MEDIA CONTACT:	INVESTOR CONTACTS:
media@williams.com (800) 945-8723	Danilo Juvane (918) 573-5075	Caroline Sardella (918) 230-9992

Williams Delivers Another Year of Record Results;
Company to host Analyst Day event today starting at 8:30 a.m. ET

TULSA, Okla. – Williams (NYSE: WMB) today announced its unaudited financial results for the three and 12 months ended December 31, 2023.

Continued strength in base business drives higher financial results
•GAAP net income of $3.273 billion, or $2.68 per diluted share (EPS) – up 60% vs. 2022
•Adjusted net income of $2.334 billion, or $1.91 per diluted share (Adj. EPS) – up 5% vs. 2022
•Adjusted EBITDA of $6.779 billion – up $361 million or 6% vs. 2022
•Cash flow from operations (CFFO) of $6.055 billion – up $1.166 billion or 24% vs. 2022
•Available funds from operations (AFFO) of $5.213 billion – up $295 million or 6% vs. 2022
•Dividend coverage ratio of 2.39x (AFFO basis)
•Record gathering volumes of nearly 18 Bcf/d and contracted transmission capacity of 32.3 Bcf/d – up 6% and 32%, respectively, from 2022
•Adjusted EBITDA guidance range of $6.8 billion to $7.1 billion in 2024 and $7.2 billion to $7.6 billion in 2025, yielding an expected 5-year CAGR of 8%
•Ended year with 3.58x leverage ratio
•Raised dividend by 6.1% to $1.90 annualized; hit 50 consecutive years of dividend payments

Transmission projects driving additional business growth in 2024-25; strategic acquisitions add highly contracted take-or-pay transmission and fee-based storage assets
•Pre-filed FERC application for Transco's 1.6 Bcf/d Southeast Supply Enhancement 1Q 2024
•Received FERC certificates for Transco's Commonwealth Energy Connectors, Southside Reliability Enhancement, Southeast Energy Connector and Texas to Louisiana Energy Pathway
•Placed Transco's Carolina Market Link in service in 1Q 2024
•Placed phase one of Transco's Regional Energy Access expansion in service in 4Q 2023 ahead of schedule with remainder expected by 4Q 2024
•Completed Cardinal and Susquehanna gathering & processing expansions in 4Q 2023
•Acquired 115-Bcf natural gas storage portfolio, positioning Williams as the largest storage owner on the Gulf Coast as storage spreads and natural gas volatility continue to expand
•Optimized DJ Basin position with transactions to enhance natural gas and NGL value chain
•Added more than 8 Bcf/d of transmission capacity and 56 Bcf of gas storage with MountainWest acquisition in the Rockies serving western markets

CEO Perspective
Alan Armstrong, president and chief executive officer, made the following comments:

“Our natural gas-focused strategy delivered excellent financial results again in 2023 with contracted transmission capacity, gathering volumes and Adjusted EBITDA surpassing previous highs, demonstrating our ability to grow despite low natural gas prices. We expect this strong performance to continue in 2024 and have set our Adjusted EBITDA guidance midpoint at $6.95 billion, paving the way for what we anticipate will be a breakout year in 2025 as several large fee-based projects come online.

"In addition to outstanding financial results in 2023, we acquired strategic natural gas transmission, gathering and storage assets in the Rockies and on the Gulf Coast, enhancing our footprint in key areas and adding highly contracted take-or-pay transmission and fee-based storage assets to our business. We also continue to expand our existing infrastructure with 18 high-return projects in execution, including approximately 3.1 Bcf/d of expansions on Transco coming online over the next few years. I’m extremely proud of our teams for their commitment to best-in-class project execution in what has become a complex and challenging permitting environment for energy infrastructure of all types."

Armstrong added, “Looking ahead, Williams is excited to provide additional natural gas solutions to support the reliability of the U.S. power sector as it faces growing regional demand driven in large part by the emergence of new, large-scale data centers that are accelerating throughout our key markets. With the buildout of electrification and renewables, as well as previously permitted LNG export growth, Williams will be there to provide additional natural gas baseload to ensure reliability. Our infrastructure today is vital to meeting the energy needs of tomorrow. Natural gas is an immediate and scalable climate solution to reduce global emissions and serve the growing need for energy security, while creating long-term value for our shareholders.”

Williams Summary Financial Information	4Q				Full Year
Amounts in millions, except ratios and per-share amounts. Per share amounts are reported on a diluted basis. Net income amounts are from continuing operations attributable to The Williams Companies, Inc. available to common stockholders.	2023		2022		2023		2022

GAAP Measures
Net Income	$1,146		$668		$3,273		$2,046
Net Income Per Share	$0.94		$0.55		$2.68		$1.67
Cash Flow From Operations	$1,930		$1,219		$6,055		$4,889

Non-GAAP Measures (1)
Adjusted EBITDA	$1,721		$1,774		$6,779		$6,418
Adjusted Net Income	$588		$653		$2,334		$2,228
Adjusted Earnings Per Share	$0.48		$0.53		$1.91		$1.82
Available Funds from Operations	$1,323		$1,357		$5,213		$4,918
Dividend Coverage Ratio	2.43	x	2.62	x	2.39	x	2.37	x

Other
Debt-to-Adjusted EBITDA at Quarter End (2)	3.58	x	3.55	x
Capital Investments (Excluding Acquisitions) (3) (4)	$666		$876		$2,711		$2,147

(1) Schedules reconciling Adjusted Net Income, Adjusted EBITDA, Available Funds from Operations and Dividend Coverage Ratio (non-GAAP measures) to the most comparable GAAP measure are available at www.williams.com and as an attachment to this news release.

(2) Does not represent leverage ratios measured for WMB credit agreement compliance or leverage ratios as calculated by the major credit ratings agencies. Debt is net of cash on hand, and Adjusted EBITDA reflects the sum of the last four quarters.

(3) Capital Investments include increases to property, plant, and equipment (growth & maintenance capital),purchases of and contributions to equity-method investments and purchases of other long-term investments.

(4) Fourth-quarter and full-year 2023 capital excludes $544 million for the DJ Basin acquisitions, which closed in November 2023. Full-year 2023 capital excludes $1.024 billion for the acquisition of MountainWest Pipeline Holding company, which closed February 14, 2023. Full-year 2022 capital excludes $424 million for the purchase of NorTex Midstream, which closed August 31, 2022. Full-year 2022 capital also excludes $933 million for purchase of the Trace Midstream Haynesville gathering assets, which closed April 29, 2022.

GAAP Measures
Fourth-quarter 2023 net income increased by $478 million compared to the prior year driven by a $534 million gain related to the net cash received from the favorable resolution of litigation with Energy Transfer. The improvement also reflects a favorable change of $147 million in net unrealized gains/losses on commodity derivatives and higher service revenues driven by recent acquisitions and expansion projects. These improvements were partially offset by lower gas marketing margins reflecting the absence of favorable severe winter weather impacts in the prior year, lower results from our upstream business, and higher depreciation and operating expenses resulting from acquisitions. The income tax provision increased $114 million primarily due to higher pretax income.

Full-year 2023 net income increased $1.2 billion compared to the prior year reflecting a favorable change of $909 million in net unrealized gains/losses on commodity derivatives, the previously described $534 million net litigation gain, and higher service revenues driven by recent acquisitions, expansion projects, and increased Northeast G&P volumes and rates. The improvement also included a $129 million gain on the sale of the Bayou Ethane system in 2023, partially offset by lower results from our upstream business, and higher depreciation and operating expenses resulting from acquisitions. The income tax provision increased $580 million primarily due to higher pretax income and the absence of $134 million benefit associated with the release of valuation allowances on deferred income tax assets and federal income tax settlements recorded in the prior year, and a lower benefit associated with decreases in our estimate of the state deferred income tax rate in both periods. The 2023 period also reported a loss from discontinued operations associated with an adverse legal ruling involving former refinery operations.

Cash flow from operations for the fourth quarter increased compared to the prior year primarily due to $534 million of net cash received related to the favorable Energy Transfer litigation outcome and favorable net changes in working capital. Full-year cash flow from operations increased compared to the prior year reflecting similar drivers, as well as favorable changes in derivative margin requirements partially offset by lower distributions from certain equity-method investments.

Non-GAAP Measures
Fourth-quarter 2023 Adjusted EBITDA decreased by $53 million from the prior year, driven by the previously described higher service revenues, more than offset by lower gas marketing margins, reduced upstream results and higher operating costs. Full-year 2023 Adjusted EBITDA increased by $361 million over the prior year, driven by the previously described higher service revenues, partially offset by reduced upstream results and higher operating costs.

Fourth-quarter 2023 Adjusted Net Income decreased by $65 million compared to the prior year, driven by the previously described impacts to net income, adjusted primarily to remove the net litigation gain, net unrealized gains/losses on commodity derivatives, and the related tax effects of these adjustments. Full-year Adjusted Net Income increased by $106 million over the prior year driven by the previously described impacts to net income from continuing operations, adjusted primarily for the litigation gain, net unrealized gains/losses on commodity derivatives, the gain on the sale of the Bayou Ethane system, amortization of certain assets from the Sequent acquisition, and the related tax effects of these adjustments as well as excluding the impact of the previously described prior year favorable income tax benefits.

Fourth-quarter 2023 Available Funds From Operations (AFFO) decreased slightly by $34 million compared to the prior year primarily due to lower operating results exclusive of noncash items. Full-year 2023 AFFO increased by $295 million primarily reflecting higher results from continuing operations exclusive of non-cash items partially offset by lower distributions from certain equity method investments.

Business Segment Results & Form 10-K

Williams' operations are comprised of the following reportable segments: Transmission & Gulf of Mexico, Northeast G&P, West and Gas & NGL Marketing Services, as well as Other. For more information, see the company's 2023 Form 10-K.

	Fourth Quarter						Full Year
Amounts in millions	Modified EBITDA			Adjusted EBITDA			Modified EBITDA			Adjusted EBITDA
	4Q 2023	4Q 2022	Change	4Q 2023	4Q 2022	Change	2023	2022	Change	2023	2022	Change
Transmission & Gulf of Mexico	$741	$687	$54	$752	$700	$52	$3,068	$2,674	$394	$2,982	$2,720	$262
Northeast G&P	477	464	13	485	464	21	1,916	1,796	120	1,955	1,796	159
West	307	326	(19)	323	326	(3)	1,238	1,211	27	1,236	1,219	17
Gas & NGL Marketing Services	272	209	63	69	149	(80)	950	(40)	990	300	258	42
Other	645	150	495	92	135	(43)	841	434	407	306	425	(119)
Total	$2,442	$1,836	$606	$1,721	$1,774	($53)	$8,013	$6,075	$1,938	$6,779	$6,418	$361

Note: Williams uses Modified EBITDA for its segment reporting. Definitions of Modified EBITDA and Adjusted EBITDA and schedules reconciling to net income are included in this news release.

Transmission & Gulf of Mexico
Fourth-quarter 2023 Modified and Adjusted EBITDA improved compared to the prior year driven by the MountainWest acquisition. Modified EBITDA for full-year 2023 was further impacted by the gain on the sale of the Bayou Ethane system, benefits from the NorTex acquisition and expansion projects, increased benefit of allowance for equity funds used during construction, and one-time MountainWest acquisition and transition costs, while 2022 included a loss related to Eminence storage cavern abandonments and a regulatory charge associated with Transco’s deferred state income tax rate. The gain on sale, MountainWest acquisition and transition costs, Eminence abandonment costs, and Transco’s regulatory charge are all excluded from Adjusted EBITDA.

Northeast G&P
Fourth-quarter and full-year 2023 Modified and Adjusted EBITDA improved reflecting increased rates and volumes driven by the Ohio Valley, Cardinal, and Susquehanna operations. For our joint ventures, the full-year benefits of higher volumes and rates at Marcellus South and higher volumes at Blue Racer were more than offset by lower rates and volumes at Laurel Mountain Midstream and Bradford compared to the prior year. Modified EBITDA for full-year 2023 also reflects our share of a loss contingency accrual at Aux Sable which is excluded from Adjusted EBITDA.

West
Fourth-quarter 2023 Modified and Adjusted EBITDA decreased compared to the prior year primarily reflecting lower NYMEX-based rates in the Barnett partially offset by benefits from the DJ Basin Acquisitions. Full-year Modified and Adjusted EBITDA improved compared to the prior year driven by benefits from the DJ Basin and Trace Midstream Acquisitions and higher volumes at our Overland Pass joint venture. Favorable changes in operating and administrative costs were more than offset by lower processing margins reflecting a short-term gas price spike at Opal early in the year and severe weather impacts and lower service revenues reflecting lower NYMEX-based rates in the Barnett partially offset by favorable changes in realized gains on natural gas hedges and higher Haynesville volumes.

Gas & NGL Marketing Services
Fourth-quarter 2023 Modified EBITDA improved from the prior year primarily reflecting a $142 million net favorable change in unrealized gains/losses on commodity derivatives partially offset by lower gas marketing margins reflecting the absence of favorable severe winter weather impacts in the prior year. Full-year 2023 Modified EBITDA improved from the prior year primarily reflecting a $933 million net favorable change in unrealized gains/losses on commodity derivatives and higher commodity marketing margins reflecting reduced levels of inventory write-downs partially offset by the previously discussed lower gas marketing margins. The unrealized gains/losses on commodity derivatives are excluded from Adjusted EBITDA.

Other

Fourth-quarter and full-year 2023 Modified EBITDA increased compared to the prior year primarily reflecting the $534 million gain from the net cash received from the favorable resolution of our litigation with Energy Transfer, partially offset by lower results from our upstream business driven by lower prices, partially offset by higher production volumes. The full-year comparison also reflects a $24 million unfavorable change in unrealized gains/losses on commodity derivatives. Adjusted EBITDA for both comparative periods was lower and excludes the favorable litigation gain and the effects of changes in unrealized gains/losses on commodity derivatives.

Financial Guidance
The company expects 2024 Adjusted EBITDA between $6.8 billion and $7.1 billion. The company also expects 2024 growth capex between $1.45 billion and $1.75 billion and maintenance capex between $1.1 billion and $1.3 billion, which includes capital of $350 million based on midpoint for emissions reduction and modernization initiatives. For 2025, the company expects Adjusted EBITDA between $7.2 billion and $7.6 billion with growth capex between $1.65 billion and $1.95 billion and maintenance capex between $750 million and $850 million, which includes capital of $100 million based on midpoint for emissions reduction and modernization initiatives. Williams anticipates a leverage ratio midpoint for 2024 of 3.85x and has increased the dividend by 6.1% on an annualized basis to $1.90 in 2024 from $1.79 in 2023.

Williams 2024 Analyst Day Scheduled for Today, Materials to be Posted Shortly
Williams is hosting its 2024 Analyst Day event this morning, beginning at 8:30 a.m. Eastern Time (7:30 a.m. Central Time). In addition to discussing 2023 results, Williams' management will give in-depth presentations covering the company's natural gas infrastructure strategy designed to meet growing clean energy demands. These presentations will highlight the company’s efficient operations, disciplined project execution, strong financial position and financial guidance. Presentation slides and earnings materials will be accessible on the Williams’ Investor Relations website shortly.

Participants who wish to view the live presentation can access the webcast here: https://wmb.link/73f

A replay of the 2024 Analyst Day webcast will also be available on the website for at least 90 days following the event.

About Williams
Williams (NYSE: WMB) is a trusted energy industry leader committed to safely, reliably, and responsibly meeting growing energy demand. We use our 33,000-mile pipeline infrastructure to move a third of the nation’s natural gas to where it's needed most, supplying the energy used to heat our homes, cook our food and generate low-carbon electricity. For over a century, we’ve been driven by a passion for doing things the right way. Today, our team of problem solvers is leading the charge into the clean energy future – by powering the global economy while delivering immediate emissions reductions within our natural gas network and investing in new energy technologies. Learn more at www.williams.com.

The Williams Companies, Inc.
Consolidated Statement of Income
(Unaudited)

	Year Ended December 31,
	2023	2022	2021
	(Millions, except per-share amounts)
Revenues:
Service revenues	$7,026	$6,536	$6,001
Service revenues – commodity consideration	146	260	238
Product sales	2,779	4,556	4,536
Net gain (loss) from commodity derivatives	956	(387)	(148)
Total revenues	10,907	10,965	10,627
Costs and expenses:
Product costs	1,884	3,369	3,931
Net processing commodity expenses	151	88	101
Operating and maintenance expenses	1,984	1,817	1,548
Depreciation and amortization expenses	2,071	2,009	1,842
Selling, general, and administrative expenses	665	636	558
Gain on sale of business	(129)	—	—
Other (income) expense – net	(30)	28	16
Total costs and expenses	6,596	7,947	7,996
Operating income (loss)	4,311	3,018	2,631
Equity earnings (losses)	589	637	608
Other investing income (loss) – net	108	16	7
Interest expense	(1,236)	(1,147)	(1,179)
Net gain from Energy Transfer litigation judgment	534	—	—
Other income (expense) – net	99	18	6
Income (loss) before income taxes	4,405	2,542	2,073
Less: Provision (benefit) for income taxes	1,005	425	511
Income (loss) from continuing operations	3,400	2,117	1,562
Income (loss) from discontinued operations	(97)	—	—
Net income (loss)	3,303	2,117	1,562
Less: Net income (loss) attributable to noncontrolling interests	124	68	45
Net income (loss) attributable to The Williams Companies, Inc.	3,179	2,049	1,517
Less: Preferred stock dividends	3	3	3
Net income (loss) available to common stockholders	$3,176	$2,046	$1,514
Amounts attributable to The Williams Companies, Inc. available to common stockholders:
Income (loss) from continuing operations	$3,273	$2,046	$1,514
Income (loss) from discontinued operations	(97)	—	—
Net income (loss) available to common stockholders	$3,176	$2,046	$1,514
Basic earnings (loss) per common share:
Income (loss) from continuing operations	$2.69	$1.68	$1.25
Income (loss) from discontinued operations	(.08)	—	—
Net income (loss) available to common stockholders	$2.61	$1.68	$1.25
Weighted-average shares (thousands)	1,217,784	1,218,362	1,215,221
Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$2.68	$1.67	$1.24
Income (loss) from discontinued operations	(.08)	—	—
Net income (loss) available to common stockholders	$2.60	$1.67	$1.24
Weighted-average shares (thousands)	1,222,715	1,222,672	1,218,215

The Williams Companies, Inc.
Consolidated Balance Sheet
(Unaudited)

	December 31,
	2023	2022
	(Millions, except per-share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$2,150	$152
Trade accounts and other receivables (net of allowance of $3 at December 31, 2023 and $6 at December 31, 2022)	1,655	2,723
Inventories	274	320
Derivative assets	239	323
Other current assets and deferred charges	195	279
Total current assets	4,513	3,797

Investments	4,637	5,065
Property, plant, and equipment – net	34,311	30,889
Intangible assets – net of accumulated amortization	7,593	7,363
Regulatory assets, deferred charges, and other	1,573	1,319
Total assets	$52,627	$48,433

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,379	$2,327
Derivative liabilities	105	316
Accrued and other current liabilities	1,284	1,270
Commercial paper	725	350
Long-term debt due within one year	2,337	627
Total current liabilities	5,830	4,890

Long-term debt	23,376	21,927
Deferred income tax liabilities	3,846	2,887
Regulatory liabilities, deferred income, and other	4,684	4,684
Contingent liabilities and commitments

Equity:
Stockholders’ equity:
Preferred stock ($1 par value; 30 million shares authorized at December 31, 2023 and December 31, 2022; 35,000 shares issued at December 31, 2023 and December 31, 2022)	35	35
Common stock ($1 par value; 1,470 million shares authorized at December 31, 2023 and December 31, 2022; 1,256 million shares issued at December 31, 2023 and 1,253 million shares issued at December 31, 2022)	1,256	1,253
Capital in excess of par value	24,578	24,542
Retained deficit	(12,287)	(13,271)
Accumulated other comprehensive income (loss)	—	(24)
Treasury stock, at cost (39 million shares at December 31, 2023 and 35 million shares at December 31, 2022 of common stock)	(1,180)	(1,050)
Total stockholders’ equity	12,402	11,485
Noncontrolling interests in consolidated subsidiaries	2,489	2,560
Total equity	14,891	14,045
Total liabilities and equity	$52,627	$48,433

The Williams Companies, Inc.
Consolidated Statement of Cash Flows
(Unaudited)

	Year Ended December 31,
	2023	2022	2021
	(Millions)
OPERATING ACTIVITIES:
Net income (loss)	$3,303	$2,117	$1,562
Adjustments to reconcile to net cash provided (used) by operating activities:
Depreciation and amortization	2,071	2,009	1,842
Provision (benefit) for deferred income taxes	951	431	509
Equity (earnings) losses	(589)	(637)	(608)
Distributions from equity-method investees	796	865	757
Net unrealized (gain) loss from commodity derivative instruments	(660)	249	109
Gain on sale of business	(129)	—	—
Inventory write-downs	30	161	15
Amortization of stock-based awards	77	73	81
Cash provided (used) by changes in current assets and liabilities:
Accounts receivable	1,089	(733)	(545)
Inventories	13	(110)	(139)
Other current assets and deferred charges	60	(33)	(63)
Accounts payable	(892)	410	643
Accrued and other current liabilities	(19)	209	58
Changes in current and noncurrent commodity derivative assets and liabilities	200	94	(277)
Other, including changes in noncurrent assets and liabilities	(246)	(216)	1
Net cash provided (used) by operating activities	6,055	4,889	3,945
FINANCING ACTIVITIES:
Proceeds from (payments of) commercial paper – net	372	345	—
Proceeds from long-term debt	2,755	1,755	2,155
Payments of long-term debt	(634)	(2,876)	(894)
Proceeds from issuance of common stock	6	54	9
Purchases of treasury stock	(130)	(9)	—
Common dividends paid	(2,179)	(2,071)	(1,992)
Dividends and distributions paid to noncontrolling interests	(213)	(204)	(187)
Contributions from noncontrolling interests	18	18	9
Payments for debt issuance costs	(23)	(17)	(26)
Other – net	(21)	(37)	(16)
Net cash provided (used) by financing activities	(49)	(3,042)	(942)
INVESTING ACTIVITIES:
Property, plant, and equipment:
Capital expenditures (1)	(2,633)	(2,253)	(1,239)
Dispositions - net	(51)	(30)	(8)
Proceeds from sale of business	346	—	—
Purchases of businesses, net of cash acquired	(1,568)	(933)	(151)
Purchases of and contributions to equity-method investments	(141)	(166)	(115)
Other – net	39	7	48
Net cash provided (used) by investing activities	(4,008)	(3,375)	(1,465)
Increase (decrease) in cash and cash equivalents	1,998	(1,528)	1,538
Cash and cash equivalents at beginning of year	152	1,680	142
Cash and cash equivalents at end of year	$2,150	$152	$1,680
_________
(1) Increases to property, plant, and equipment	$(2,564)	$(2,394)	$(1,305)
Changes in related accounts payable and accrued liabilities	(69)	141	66
Capital expenditures	$(2,633)	$(2,253)	$(1,239)

Transmission & Gulf of Mexico
(UNAUDITED)
	2022					2023
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Regulated interstate natural gas transportation, storage, and other revenues (1)	$730	$717	$734	$758	$2,939	$774	$786	$794	$822	$3,176
Gathering, processing, storage and transportation revenues	82	84	99	100	365	100	104	114	100	418
Other fee revenues (1)	5	5	4	7	21	6	8	5	4	23
Commodity margins	15	11	10	7	43	10	8	7	8	33
Net unrealized gain (loss) from derivative instruments	—	—	1	(1)	—	—	—	—	—	—
Operating and administrative costs (1)	(202)	(227)	(238)	(239)	(906)	(254)	(254)	(257)	(270)	(1,035)
Other segment income (expenses) - net (1)	19	17	(22)	5	19	26	31	36	26	119
Gain on sale of business	—	—	—	—	—	—	—	130	(1)	129
Proportional Modified EBITDA of equity-method investments	48	45	50	50	193	53	48	52	52	205
Modified EBITDA	697	652	638	687	2,674	715	731	881	741	3,068
Adjustments	—	—	33	13	46	13	17	(127)	11	(86)
Adjusted EBITDA	$697	$652	$671	$700	$2,720	$728	$748	$754	$752	$2,982

Statistics for Operated Assets
Natural Gas Transmission (2)
Transcontinental Gas Pipe Line
Avg. daily transportation volumes (MMdth)	15.0	13.5	14.7	14.2	14.4	14.3	13.2	14.0	14.0	13.9
Avg. daily firm reserved capacity (MMdth)	19.3	19.1	19.2	19.3	19.2	19.5	19.4	19.4	19.3	19.4
Northwest Pipeline LLC
Avg. daily transportation volumes (MMdth)	2.8	2.1	2.0	2.9	2.5	3.1	2.3	2.3	2.8	2.6
Avg. daily firm reserved capacity (MMdth)	3.8	3.8	3.8	3.8	3.8	3.8	3.8	3.8	3.8	3.8
MountainWest (3)
Avg. daily transportation volumes (MMdth)	—	—	—	—	—	4.2	3.2	3.8	4.2	3.9
Avg. daily firm reserved capacity (MMdth)	—	—	—	—	—	7.8	7.5	7.5	7.9	7.7
Gulfstream - Non-consolidated
Avg. daily transportation volumes (MMdth)	0.9	1.3	1.4	1.1	1.3	1.0	1.2	1.4	1.1	1.2
Avg. daily firm reserved capacity (MMdth)	1.3	1.3	1.4	1.4	1.4	1.4	1.4	1.4	1.4	1.4
Gathering, Processing, and Crude Oil Transportation
Consolidated (4)
Gathering volumes (Bcf/d)	0.30	0.28	0.29	0.28	0.29	0.28	0.23	0.27	0.27	0.26
Plant inlet natural gas volumes (Bcf/d)	0.48	0.46	0.49	0.46	0.47	0.43	0.40	0.46	0.46	0.44
NGL production (Mbbls/d)	31	31	26	26	28	28	24	28	26	27
NGL equity sales (Mbbls/d)	7	7	4	5	6	7	5	6	5	6
Crude oil transportation volumes (Mbbls/d)	110	124	125	118	119	119	111	134	130	123
Non-consolidated (5)
Gathering volumes (Bcf/d)	0.39	0.37	0.41	0.42	0.40	0.36	0.30	0.36	0.33	0.34
Plant inlet natural gas volumes (Bcf/d)	0.38	0.37	0.41	0.42	0.40	0.36	0.30	0.36	0.33	0.34
NGL production (Mbbls/d)	28	26	29	29	28	28	21	30	28	27
NGL equity sales (Mbbls/d)	8	6	7	10	8	8	3	8	7	7

(1) Excludes certain amounts associated with revenues and operating costs for tracked or reimbursable charges.
(2) Tbtu converted to MMdth at one trillion British thermal units = one million dekatherms.
(3) Includes 100% of the volumes associated with the MountainWest Acquisition transmission assets after the purchase on February 14, 2023, including 100% of the volumes associated with the operated equity-method investment White River Hub, LLC. Average volumes were calculated over the period owned.
(4) Excludes volumes associated with equity-method investments that are not consolidated in our results.
(5) Includes 100% of the volumes associated with operated equity-method investments, including Discovery Producer Services.

Northeast G&P
(UNAUDITED)
	2022					2023
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Gathering, processing, transportation, and fractionation revenues	$323	$350	$354	$368	$1,395	$391	$431	$417	$411	$1,650
Other fee revenues (1)	27	27	27	46	127	32	27	27	28	114
Commodity margins	6	1	3	—	10	5	(1)	7	1	12
Operating and administrative costs (1)	(85)	(102)	(101)	(97)	(385)	(101)	(101)	(115)	(107)	(424)
Other segment income (expenses) - net	(3)	—	(1)	(1)	(5)	—	—	(1)	(9)	(10)
Proportional Modified EBITDA of equity-method investments	150	174	182	148	654	143	159	119	153	574
Modified EBITDA	418	450	464	464	1,796	470	515	454	477	1,916
Adjustments	—	—	—	—	—	—	—	31	8	39
Adjusted EBITDA	$418	$450	$464	$464	$1,796	$470	$515	$485	$485	$1,955

Statistics for Operated Assets
Gathering and Processing
Consolidated (2)
Gathering volumes (Bcf/d)	4.03	4.19	4.22	4.31	4.19	4.42	4.61	4.41	4.37	4.45
Plant inlet natural gas volumes (Bcf/d)	1.46	1.70	1.74	1.70	1.65	1.92	1.79	1.93	1.93	1.89
NGL production (Mbbls/d)	110	118	125	127	120	144	135	144	133	139
NGL equity sales (Mbbls/d)	2	1	1	1	1	1	1	—	1	1
Non-consolidated (3)
Gathering volumes (Bcf/d)	6.62	6.76	6.58	6.48	6.61	6.97	7.03	6.83	6.85	6.92
Plant inlet natural gas volumes (Bcf/d)	0.66	0.76	0.66	0.77	0.71	0.77	0.93	0.99	1.01	0.93
NGL production (Mbbls/d)	50	53	45	56	51	54	64	71	69	65
NGL equity sales (Mbbls/d)	4	3	2	2	3	4	5	4	4	4

(1) Excludes certain amounts associated with revenues and operating costs for reimbursable charges.
(2) Includes volumes associated with Susquehanna Supply Hub, the Northeast JV, and Utica Supply Hub, all of which are consolidated.
(3) Includes 100% of the volumes associated with operated equity-method investments, including the Laurel Mountain Midstream partnership and Blue Racer Midstream which we operate effective January 1, 2024; and the Bradford Supply Hub and the Marcellus South Supply Hub within the Appalachia Midstream Services partnership.

West
(UNAUDITED)
	2022					2023
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Net gathering, processing, transportation, storage, and fractionation revenues	$317	$360	$397	$401	$1,475	$382	$373	$371	$397	$1,523
Other fee revenues (1)	6	6	6	5	23	5	7	4	8	24
Commodity margins	23	25	27	27	102	(24)	18	21	19	34
Operating and administrative costs (1)	(112)	(133)	(128)	(133)	(506)	(115)	(122)	(122)	(144)	(503)
Other segment income (expenses) - net	(1)	(1)	(6)	(7)	(15)	23	(7)	(4)	(14)	(2)
Proportional Modified EBITDA of equity-method investments	27	31	41	33	132	33	43	45	41	162
Modified EBITDA	260	288	337	326	1,211	304	312	315	307	1,238
Adjustments	—	8	—	—	8	(18)	—	—	16	(2)
Adjusted EBITDA	$260	$296	$337	$326	$1,219	$286	$312	$315	$323	$1,236

Statistics for Operated Assets
Gathering and Processing
Consolidated (2) (4)
Gathering volumes (Bcf/d) (3)	3.47	5.14	5.20	5.50	5.19	5.47	5.51	5.60	6.03	6.02
Plant inlet natural gas volumes (Bcf/d)	1.13	1.14	1.21	1.10	1.15	0.92	1.06	1.12	1.63	1.54
NGL production (Mbbls/d)	47	49	45	32	43	25	40	61	99	91
NGL equity sales (Mbbls/d)	17	18	13	7	14	6	16	22	14	14
Non-consolidated (5)
Gathering volumes (Bcf/d)	0.28	0.28	0.29	0.29	0.29	0.32	0.33	0.33	—	—
Plant inlet natural gas volumes (Bcf/d)	0.27	0.28	0.29	0.29	0.28	0.32	0.32	0.32	—	—
NGL production (Mbbls/d)	31	32	34	32	33	37	38	38	—	—
NGL and Crude Oil Transportation volumes (Mbbls/d) (6)	132	162	189	151	158	161	217	244	250	218

(1) Excludes certain amounts associated with revenues and operating costs for reimbursable charges.
(2) Excludes volumes associated with equity-method investments that are not consolidated in our results.
(3) Includes 100% of the volumes associated with the Trace Acquisition gathering assets after the purchase on April 29, 2022 and the Cureton Acquisition gathering assets after the purchase on November 30, 2023. Average volumes were calculated over the period owned.
(4) Volumes associated with the RMM assets for 4th Qtr 2023 and Year 2023 are presented entirely in the Consolidated section. We acquired the remaining 50 percent of RMM on November 30, 2023.
(5) Includes 100% of the volumes associated with operated equity-method investment Rocky Mountain Midstream through 3rd Qtr 2023.
(6) Includes 100% of the volumes associated with Overland Pass Pipeline Company (and operated equity-method investment), Rocky Mountain Midstream (see Note 4 above) as well as volumes for our consolidated Bluestem pipeline.

Gas & NGL Marketing Services
(UNAUDITED)
	2022					2023
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Commodity margins	$100	$23	$39	$161	$323	$265	$(2)	$38	$88	$389
Other fee revenues	1	—	1	1	3	1	—	—	—	1
Net unrealized gain (loss) from derivative instruments	(57)	(288)	5	66	(274)	333	94	24	208	659
Operating and administrative costs	(31)	(23)	(24)	(18)	(96)	(32)	(24)	(19)	(24)	(99)
Other segment income (expenses) - net	—	6	(1)	(1)	4	—	—	—	—	—
Modified EBITDA	13	(282)	20	209	(40)	567	68	43	272	950
Adjustments	52	288	18	(60)	298	(336)	(84)	(27)	(203)	(650)
Adjusted EBITDA	$65	$6	$38	$149	$258	$231	$(16)	$16	$69	$300

Statistics
Product Sales Volumes
Natural Gas (Bcf/d)	7.96	6.66	7.11	7.05	7.20	7.24	6.56	7.31	7.11	7.05
NGLs (Mbbls/d)	246	234	267	254	250	234	239	245	173	223

Other
(UNAUDITED)
	2022					2023
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Service revenues	$9	$7	$6	$2	$24	$3	$5	$4	$4	$16
Net realized product sales	96	142	180	184	602	120	97	127	145	489
Net unrealized gain (loss) from derivative instruments	(66)	47	29	15	25	(6)	(11)	(1)	19	1
Operating and administrative costs	(33)	(57)	(62)	(59)	(211)	(48)	(54)	(58)	(65)	(225)
Other segment income (expenses) - net	(1)	—	(13)	8	(6)	5	5	10	8	28
Net gain from Energy Transfer litigation judgment	—	—	—	—	—	—	—	—	534	534
Proportional Modified EBITDA of equity-method investments	—	—	—	—	—	—	(1)	(1)	—	(2)
Modified EBITDA	5	139	140	150	434	74	41	81	645	841
Adjustments	66	(47)	(13)	(15)	(9)	6	11	1	(553)	(535)
Adjusted EBITDA	$71	$92	$127	$135	$425	$80	$52	$82	$92	$306

Statistics
Net Product Sales Volumes
Natural Gas (Bcf/d)	0.12	0.19	0.27	0.31	0.22	0.26	0.29	0.31	0.30	0.29
NGLs (Mbbls/d)	7	7	8	7	7	3	6	9	10	7
Crude Oil (Mbbls/d)	2	3	2	2	2	1	3	5	7	4

Capital Expenditures and Investments
(UNAUDITED)
	2022					2023
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Capital expenditures:
Transmission & Gulf of Mexico	$125	$129	$637	$358	$1,249	$205	$263	$382	$521	$1,371
Northeast G&P	40	30	52	92	214	99	74	115	71	359
West	61	82	94	226	463	169	197	141	121	628
Other	65	74	58	130	327	72	76	52	75	275
Total (1)	$291	$315	$841	$806	$2,253	$545	$610	$690	$788	$2,633

Purchases of and contributions to equity-method investments:
Transmission & Gulf of Mexico	$16	$26	$11	$17	$70	$8	$18	$6	$9	$41
Northeast G&P	32	18	28	8	86	31	12	4	52	99
West	—	—	—	—	—	—	—	1	—	1
Other	8	—	1	1	10	—	—	—	—	—
Total	$56	$44	$40	$26	$166	$39	$30	$11	$61	$141

Summary:
Transmission & Gulf of Mexico	$141	$155	$648	$375	$1,319	$213	$281	$388	$530	$1,412
Northeast G&P	72	48	80	100	300	130	86	119	123	458
West	61	82	94	226	463	169	197	142	121	629
Other	73	74	59	131	337	72	76	52	75	275
Total	$347	$359	$881	$832	$2,419	$584	$640	$701	$849	$2,774

Capital investments:
Increases to property, plant, and equipment	$260	$382	$907	$845	$2,394	$484	$684	$792	$604	$2,564
Purchases of businesses, net of cash acquired	—	933	—	—	933	1,056	(3)	(29)	544	1,568
Purchases of and contributions to equity-method investments	56	44	40	26	166	39	30	11	61	141
Purchases of other long-term investments	—	3	3	5	11	2	1	2	1	6
Total	$316	$1,362	$950	$876	$3,504	$1,581	$712	$776	$1,210	$4,279

(1) Increases to property, plant, and equipment	$260	$382	$907	$845	$2,394	$484	$684	$792	$604	$2,564
Changes in related accounts payable and accrued liabilities	31	(67)	(66)	(39)	(141)	61	(74)	(102)	184	69
Capital expenditures	$291	$315	$841	$806	$2,253	$545	$610	$690	$788	$2,633

Contributions from noncontrolling interests	$3	$5	$7	$3	$18	$3	$15	$—	$—	$18
Contributions in aid of construction	$(3)	$9	$2	$4	$12	$11	$7	$2	$8	$28
Proceeds from sale of business	$—	$—	$—	$—	$—	$—	$—	$348	$(2)	$346
Proceeds from disposition of equity-method investments	$—	$—	$7	$—	$7	$—	$—	$—	$—	$—

Non-GAAP Measures
This news release and accompanying materials may include certain financial measures – adjusted EBITDA, adjusted income (“earnings”), adjusted earnings per share, available funds from operations and dividend coverage ratio – that are non-GAAP financial measures as defined under the rules of the SEC.

Our segment performance measure, modified EBITDA, is defined as net income (loss) before income (loss) from discontinued operations, income tax expense, net interest expense, equity earnings from equity-method investments, other net investing income, impairments of equity investments and goodwill, depreciation and amortization expense, and accretion expense associated with asset retirement obligations for nonregulated operations. We also add our proportional ownership share (based on ownership interest) of modified EBITDA of equity-method investments.

Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Such items are excluded from net income to determine adjusted income and adjusted earnings per share. Management believes this measure provides investors meaningful insight into results from ongoing operations.

Available funds from operations (AFFO) is defined as cash flow from operations excluding the effect of changes in working capital and certain other changes in noncurrent assets and liabilities, reduced by preferred dividends and net distributions to noncontrolling interests. AFFO may be adjusted to exclude certain items that we characterize as unrepresentative of our ongoing operations.

This news release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of assets and the cash that the business is generating.

Neither adjusted EBITDA, adjusted income, nor available funds from operations are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income
(UNAUDITED)
	2022					2023
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$379	$400	$599	$668	$2,046	$926	$547	$654	$1,146	$3,273

Income (loss) from continuing operations - diluted earnings (loss) per common share (1)	$.31	$.33	$.49	$.55	$1.67	$.76	$.45	$.54	$.94	$2.68
Adjustments:
Transmission & Gulf of Mexico
Loss related to Eminence storage cavern abandonments and monitoring	$—	$—	$19	$12	$31	$—	$—	$—	$—	$—
Regulatory liability charges associated with decrease in Transco’s estimated deferred state income tax rate	—	—	15	—	15	—	—	—	—	—
Net unrealized (gain) loss from derivative instruments	—	—	(1)	1	—	—	—	—	—	—
MountainWest acquisition and transition-related costs	—	—	—	—	—	13	17	3	9	42
Gulf Coast Storage acquisition and transition-related costs	—	—	—	—	—	—	—	—	1	1
Gain on sale of business	—	—	—	—	—	—	—	(130)	1	(129)
Total Transmission & Gulf of Mexico adjustments	—	—	33	13	46	13	17	(127)	11	(86)
Northeast G&P
Accrual for loss contingency	—	—	—	—	—	—	—	—	10	10
Our share of accrual for loss contingency at Aux Sable Liquid Products LP	—	—	—	—	—	—	—	31	(2)	29
Total Northeast G&P adjustments	—	—	—	—	—	—	—	31	8	39
West
Trace acquisition costs	—	8	—	—	8	—	—	—	—	—
Cureton acquisition and transition-related costs	—	—	—	—	—	—	—	—	6	6
Gain from contract settlement	—	—	—	—	—	(18)	—	—	—	(18)
Impairment of assets held for sale	—	—	—	—	—	—	—	—	10	10
Total West adjustments	—	8	—	—	8	(18)	—	—	16	(2)
Gas & NGL Marketing Services
Amortization of purchase accounting inventory fair value adjustment	15	—	—	—	15	—	—	—	—	—
Impact of volatility on NGL linefill transactions	(20)	—	23	6	9	(3)	10	(3)	5	9
Net unrealized (gain) loss from derivative instruments	57	288	(5)	(66)	274	(333)	(94)	(24)	(208)	(659)
Total Gas & NGL Marketing Services adjustments	52	288	18	(60)	298	(336)	(84)	(27)	(203)	(650)
Other
Regulatory liability charge associated with decrease in Transco’s estimated deferred state income tax rate	—	—	5	—	5	—	—	—	—	—
Net unrealized (gain) loss from derivative instruments	66	(47)	(29)	(15)	(25)	6	11	1	(19)	(1)
Net gain from Energy Transfer litigation judgment	—	—	—	—	—	—	—	—	(534)	(534)
Accrual for loss contingency	—	—	11	—	11	—	—	—	—	—
Total Other adjustments	66	(47)	(13)	(15)	(9)	6	11	1	(553)	(535)
Adjustments included in Modified EBITDA	118	249	38	(62)	343	(335)	(56)	(122)	(721)	(1,234)
Adjustments below Modified EBITDA
Gain on remeasurement of RMM investment	—	—	—	—	—	—	—	—	(30)	(30)
Amortization of intangible assets from Sequent acquisition	42	41	42	42	167	15	14	15	15	59
Depreciation adjustment related to Eminence storage cavern abandonments	—	—	(1)	—	(1)	—	—	—	—	—
	42	41	41	42	166	15	14	15	(15)	29
Total adjustments	160	290	79	(20)	509	(320)	(42)	(107)	(736)	(1,205)
Less tax effect for above items	(40)	(72)	(17)	5	(124)	78	10	25	178	291
Adjustments for tax-related items (2)	—	(134)	(69)	—	(203)	—	—	(25)	—	(25)
Adjusted income from continuing operations available to common stockholders	$499	$484	$592	$653	$2,228	$684	$515	$547	$588	$2,334
Adjusted income from continuing operations - diluted earnings per common share (1)	$.41	$.40	$.48	$.53	$1.82	$.56	$.42	$.45	$.48	$1.91
Weighted-average shares - diluted (thousands)	1,221,279	1,222,694	1,222,472	1,224,212	1,222,672	1,225,781	1,219,915	1,220,073	1,221,894	1,221,616
(1) The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.
(2) The second quarter of 2022 includes adjustments for the reversal of valuation allowance due to the expected utilization of certain deferred income tax assets and previously unrecognized tax benefits from the resolution of certain federal income tax audits. The third quarter of 2022 includes an unfavorable adjustment to reverse the net benefit primarily associated with a significant decrease in our estimated deferred state income tax rate, partially offset by an unfavorable revision to a state net operating loss carryforward. The third quarter of 2023 includes an adjustment associated with a further decrease in our estimated deferred state income tax rate.

Reconciliation of "Net Income (Loss)" to “Modified EBITDA” and Non-GAAP “Adjusted EBITDA”
(UNAUDITED)
	2022					2023
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Net income (loss)	$392	$407	$621	$697	$2,117	$957	$494	$684	$1,168	$3,303
Provision (benefit) for income taxes	118	(45)	96	256	425	284	175	176	370	1,005
Interest expense	286	281	291	289	1,147	294	306	314	322	1,236
Equity (earnings) losses	(136)	(163)	(193)	(145)	(637)	(147)	(160)	(127)	(155)	(589)
Other investing (income) loss - net	(1)	(2)	(1)	(12)	(16)	(8)	(13)	(24)	(63)	(108)
Proportional Modified EBITDA of equity-method investments	225	250	273	231	979	229	249	215	246	939
Depreciation and amortization expenses	498	506	500	505	2,009	506	515	521	529	2,071
Accretion expense associated with asset retirement obligations for nonregulated operations	11	13	12	15	51	15	14	14	16	59
(Income) loss from discontinued operations, net of tax	—	—	—	—	—	—	87	1	9	97
Modified EBITDA	$1,393	$1,247	$1,599	$1,836	$6,075	$2,130	$1,667	$1,774	$2,442	$8,013

Transmission & Gulf of Mexico	$697	$652	$638	$687	$2,674	$715	$731	$881	$741	$3,068
Northeast G&P	418	450	464	464	1,796	470	515	454	477	1,916
West	260	288	337	326	1,211	304	312	315	307	1,238
Gas & NGL Marketing Services	13	(282)	20	209	(40)	567	68	43	272	950
Other	5	139	140	150	434	74	41	81	645	841
Total Modified EBITDA	$1,393	$1,247	$1,599	$1,836	$6,075	$2,130	$1,667	$1,774	$2,442	$8,013

Adjustments (1):
Transmission & Gulf of Mexico	$—	$—	$33	$13	$46	$13	$17	$(127)	$11	$(86)
Northeast G&P	—	—	—	—	—	—	—	31	8	39
West	—	8	—	—	8	(18)	—	—	16	(2)
Gas & NGL Marketing Services	52	288	18	(60)	298	(336)	(84)	(27)	(203)	(650)
Other	66	(47)	(13)	(15)	(9)	6	11	1	(553)	(535)
Total Adjustments	$118	$249	$38	$(62)	$343	$(335)	$(56)	$(122)	$(721)	$(1,234)

Adjusted EBITDA:
Transmission & Gulf of Mexico	$697	$652	$671	$700	$2,720	$728	$748	$754	$752	$2,982
Northeast G&P	418	450	464	464	1,796	470	515	485	485	1,955
West	260	296	337	326	1,219	286	312	315	323	1,236
Gas & NGL Marketing Services	65	6	38	149	258	231	(16)	16	69	300
Other	71	92	127	135	425	80	52	82	92	306
Total Adjusted EBITDA	$1,511	$1,496	$1,637	$1,774	$6,418	$1,795	$1,611	$1,652	$1,721	$6,779

(1) Adjustments by segment are detailed in the "Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income," which is also included in these materials.

Reconciliation of Cash Flow from Operating Activities to Non-GAAP Available Funds from Operations (AFFO)
(UNAUDITED)
	2022					2023
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Net cash provided (used) by operating activities	$1,082	$1,098	$1,490	$1,219	$4,889	$1,514	$1,377	$1,234	$1,930	$6,055
Exclude: Cash (provided) used by changes in:
Accounts receivable	3	794	(125)	61	733	(1,269)	(154)	128	206	(1,089)
Inventories, including write-downs	(178)	177	77	(127)	(51)	(45)	(19)	7	14	(43)
Other current assets and deferred charges	65	(50)	47	(29)	33	4	(28)	29	(65)	(60)
Accounts payable	138	(828)	(53)	333	(410)	1,017	203	(148)	(180)	892
Accrued and other current liabilities	149	(125)	(191)	(42)	(209)	318	(246)	42	(95)	19
Changes in current and noncurrent commodity derivative assets and liabilities	(101)	52	(37)	(8)	(94)	(82)	(37)	(53)	(28)	(200)
Other, including changes in noncurrent assets and liabilities	67	65	73	11	216	40	47	53	106	246
Preferred dividends paid	(1)	—	(1)	(1)	(3)	(1)	—	(1)	(1)	(3)
Dividends and distributions paid to noncontrolling interests	(37)	(58)	(46)	(63)	(204)	(54)	(58)	(62)	(39)	(213)
Contributions from noncontrolling interests	3	5	7	3	18	3	15	—	—	18
Adjustment to exclude litigation-related charges in discontinued operations	—	—	—	—	—	—	115	1	9	125
Adjustment to exclude net gain from Energy Transfer litigation judgment	—	—	—	—	—	—	—	—	(534)	(534)
Available funds from operations	$1,190	$1,130	$1,241	$1,357	$4,918	$1,445	$1,215	$1,230	$1,323	$5,213

Common dividends paid	$518	$517	$518	$518	$2,071	$546	$545	$544	$544	$2,179

Coverage ratio:
Available funds from operations divided by Common dividends paid	2.30	2.19	2.40	2.62	2.37	2.65	2.23	2.26	2.43	2.39

Reconciliation of Net Income (Loss) from Continuing Operations to Modified EBITDA, Non-GAAP Adjusted EBITDA and Cash Flow from Operating Activities to Non-GAAP Available Funds from Operations (AFFO)

	2024 Guidance			2025 Guidance
(Dollars in millions, except per-share amounts and coverage ratio)	Low	Mid	High	Low	Mid	High

Net income (loss) from continuing operations	$2,094	$2,219	$2,344	$2,373	$2,523	$2,673
Provision (benefit) for income taxes	670	695	720	735	785	835
Interest expense		1,380			1,390
Equity (earnings) losses		(535)			(610)
Proportional Modified EBITDA of equity-method investments		895			990
Depreciation and amortization expenses and accretion for asset retirement obligations associated with nonregulated operations		2,270			2,325
Other		(6)			(8)
Modified EBITDA	$6,768	$6,918	$7,068	$7,195	$7,395	$7,595
EBITDA Adjustments		32			5
Adjusted EBITDA	$6,800	$6,950	$7,100	$7,200	$7,400	$7,600

Net income (loss) from continuing operations	$2,094	$2,219	$2,344	$2,373	$2,523	$2,673
Less: Net income (loss) attributable to noncontrolling interests and preferred dividends		115			115
Net income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$1,979	$2,104	$2,229	$2,258	$2,408	$2,558

Adjustments:
Adjustments included in Modified EBITDA (1)		32			5
Adjustments below Modified EBITDA (2)		29			18
Allocation of adjustments to noncontrolling interests		—			—
Total adjustments		61			23
Less tax effect for above items		(15)			(6)
Adjusted income from continuing operations available to common stockholders	$2,025	$2,150	$2,275	$2,275	$2,425	$2,575
Adjusted income from continuing operations - diluted earnings per common share	$1.65	$1.76	$1.86	$1.85	$1.97	$2.10
Weighted-average shares - diluted (millions)		1,224			1,228

Available Funds from Operations (AFFO):
Net cash provided by operating activities (net of changes in working capital, changes in current and noncurrent derivative assets and liabilities, and changes in other, including changes in noncurrent assets and liabilities)	$5,125	$5,250	$5,375	$5,295	$5,445	$5,595
Preferred dividends paid		(3)			(3)
Dividends and distributions paid to noncontrolling interests		(215)			(235)
Contributions from noncontrolling interests		18			18
Available funds from operations (AFFO)	$4,925	$5,050	$5,175	$5,075	$5,225	$5,375
AFFO per common share	$4.02	$4.13	$4.23	$4.13	$4.25	$4.38
Common dividends paid		$2,320		5%-7% Dividend growth
Coverage Ratio (AFFO/Common dividends paid)	2.12x	2.18x	2.23x		~2.12x

(1) Adjustments reflect transaction and transition costs of acquisitions
(2) Adjustments reflect amortization of intangible assets from Sequent acquisition

Forward-Looking Statements
The reports, filings, and other public announcements of The Williams Companies, Inc. (Williams) may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcomes of regulatory proceedings, market conditions, and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included in this report that address activities, events, or developments that we expect, believe, or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in-service date,” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•Levels of dividends to Williams stockholders;

•Future credit ratings of Williams and its affiliates;

•Amounts and nature of future capital expenditures;

•Expansion and growth of our business and operations;

•Expected in-service dates for capital projects;

•Financial condition and liquidity;

•Business strategy;

•Cash flow from operations or results of operations;

•Seasonality of certain business components;

•Natural gas, natural gas liquids, and crude oil prices, supply, and demand;

•Demand for our services.

Forward-looking statements are based on numerous assumptions, uncertainties, and risks that could cause future events or results to be materially different from those stated or implied in this report. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•Availability of supplies, market demand, and volatility of prices;

•Development and rate of adoption of alternative energy sources;

•The impact of existing and future laws and regulations, the regulatory environment, environmental matters, and litigation, as well as our ability and the ability of other energy companies, with whom we conduct or seek to conduct business, to obtain necessary permits and approvals, and our ability to achieve favorable rate proceeding outcomes;

•Our exposure to the credit risk of our customers and counterparties;

•Our ability to acquire new businesses and assets and successfully integrate those operations and assets into existing businesses as well as successfully expand our facilities, and consummate asset sales on acceptable terms;

•Whether we are able to successfully identify, evaluate, and timely execute our capital projects and investment opportunities;

•The strength and financial resources of our competitors and the effects of competition;

•The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•Whether we will be able to effectively execute our financing plan;

•Increasing scrutiny and changing expectations from stakeholders with respect to our environmental, social, and governance practices;

•The physical and financial risks associated with climate change;

•The impacts of operational and developmental hazards and unforeseen interruptions;

•The risks resulting from outbreaks or other public health crises;

•Risks associated with weather and natural phenomena, including climate conditions and physical damage to our facilities;

•Acts of terrorism, cybersecurity incidents, and related disruptions;

•Our costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•Changes in maintenance and construction costs, as well as our ability to obtain sufficient construction-related inputs, including skilled labor;

•Inflation, interest rates, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

•Risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally recognized credit rating agencies, and the availability and cost of capital;

•The ability of the members of the Organization of Petroleum Exporting Countries and other oil exporting nations to agree to and maintain oil price and production controls and the impact on domestic production;

•Changes in the current geopolitical situation, including the Russian invasion of Ukraine and conflicts in the Middle East including between Israel and Hamas and conflicts involving Iran and its proxy forces;

•Changes in U.S. governmental administration and policies;

•Whether we are able to pay current and expected levels of dividends;

•Additional risks described in our filings with the Securities and Exchange Commission (SEC).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to, and do not intend to, update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.
In addition to causing our actual results to differ, the factors listed above and referred to below may cause our intentions to change from those statements of intention set forth in this report. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.
Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. For a detailed discussion of those factors, see (a) Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on February 27, 2023, (b) Part II, Item 1A. Risk Factors in subsequent Quarterly Reports on Form 10-Q, and (c) when filed with the SEC, Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2023.

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